                                                                    Exhibit 99.1

[ATARI LOGO]                                               FOR IMMEDIATE RELEASE
ATARI, INC.
417 Fifth Avenue
New York, NY 10016
www.atari.com                            Contact:   Ryan Barr
                                                    Atari, Inc
                                                    212-726-6996
                                                    Ryan.Barr@atari.com

            ATARI REPORTS FISCAL 2006 FIRST QUARTER FINANCIAL RESULTS

NEW YORK - AUGUST 9, 2005 - Atari, Inc. (Nasdaq: ATAR), a leader in interactive entertainment, today announced financial results for the fiscal 2006 first quarter ended June 30, 2005.

Net revenue for the quarter ended June 30, 2005, was $24.2 million, excluding approximately $0.3 million of revenue from the discontinued operations of Humongous, versus $108.1 million, excluding approximately $2.2 million of revenue from the discontinued operations of Humongous, in the comparable year-earlier period. The change in quarterly revenue is primarily attributable to the June 2004 release of DRIV3R (PS2 and Xbox), which ranked as the #2 PS2 title and #5 Xbox title in the U.S., and the Company's decision to release fewer SKUs in fiscal 2006 compared to fiscal 2005 in order to focus on releasing higher quality titles. Publishing net revenue excluding discontinued operations was $12.8 million versus $97.5 million in the prior year, while distribution revenue was $11.4 million versus $10.6 million in the comparable year-earlier period.

Net loss for the fiscal 2006 first quarter was $32.8 million, or $0.27 per share, compared to net income of $12.1 million, or $0.10 per share, in the year earlier period. Loss from continuing operations for the first quarter of fiscal 2006 was $30.5 million, or $0.25 per share, compared to income from continuing operations of $14.1 million, or $0.12 per share, in fiscal 2005. The Company previously announced on February 9, 2005, that it would begin to take steps to streamline its U.S. operations, including the closing of its studios in Santa Monica, California and Beverly, Massachusetts. In doing so, the Company recorded restructuring charges of $2.2 million in the first quarter of 2006. Excluding restructuring charges and losses from discontinued operations, the loss for the first quarter of fiscal 2006 would have been $28.3 million, or $0.23 per share.

"With many exciting advances happening within our industry and at Atari, we will continue to execute on our strategic initiatives in order to better position Atari for future growth," stated Bruno Bonnell, Chairman, CEO and Chief Creative Officer of Atari. "Fiscal 2006 is a year of focus at Atari as we are committed to improving the Company's financial position, growing our market share on a global basis, capitalizing on technological innovations and releasing unique new products which appeal to both hardcore gamers and the mass-audience."

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Atari's product lineup for the remainder of fiscal 2006 is expected to include the following new releases:

      -     Dragon Ball GT: Transformation (GBA), Dragon Ball Z Budokai:
            Tenkaichi (PS2), Dragonshard (PC), Duel Masters: Shadow Code (GBA), Dungeons & Dragons Online (PC), Indigo Prophecy (PS2, Xbox and PC), Marc Ecko's Getting Up: Contents Under Pressure (PS2, Xbox and PC), The Matrix: Path of Neo (PS2, Xbox and PC), Timeshift (PC, Xbox), and Tycoon City: New York (PC), among others.

As a result of major shifts in product release dates and increased development investment for future product releases, it was necessary to secure waivers for failure to comply with first quarter financial covenants included in the Company's credit facility with HSBC Business Credit, the asset-based lending unit of HSBC Bank USA, N.A. and to obtain amendments to those covenants for the remainder of the Company's fiscal year. In support of its majority-owned subsidiary, IESA has agreed to provide financial backing to Atari to support Atari's operations and cash requirements. Such financial assistance may be provided through a variety of means, including additional funding, asset purchases, capital contributions, modifications of the terms of existing indebtedness and inter-company licensing arrangements, and/or other means.

Mr. Bonnell continued, "As a result of the support of IESA, we believe Atari will have the financial flexibility necessary to meet the current demands of our marketplace, be better positioned for future growth and the worldwide exploitation of owned and licensed IPs, engage leading development studios and secure new relationships with the best creative talent in the entertainment industry. There is substantial opportunity to expand our business going forward by focusing on product. Our path for the future of Atari is clear and, as evident from our actions, we believe we are positioning Atari to maximize the benefits of the continued growth and evolution of the interactive entertainment industry."

ATARI WILL HOST A TELECONFERENCE WITH A SIMULTANEOUS WEBCAST AT 5:00 P.M. EASTERN TIME TODAY TO DISCUSS THE COMPANY'S FIRST QUARTER RESULTS. TO ACCESS THE TELECONFERENCE, PLEASE DIAL 1-800-261-3417 (DOMESTIC) OR 1-617-614-3673 (INTERNATIONAL), ACCESS CODE 19214353, OR LISTEN TO IT LIVE VIA THE INTERNET BY ACCESSING THE COMPANY'S WEB SITE (WWW.ATARI.COM). FOR THOSE UNABLE TO LISTEN TO THE LIVE BROADCAST, A REPLAY WILL BE AVAILABLE ON THE COMPANY'S WEB SITE OR BY DIALING 1-888-286-8010 (DOMESTIC) OR 1-617-801-6888 (INTERNATIONAL), PLAYBACK ACCESS CODE 48936327, BEGINNING APPROXIMATELY ONE HOUR AFTER THE CONCLUSION OF THE CALL AND AVAILABLE THROUGH AUGUST 16, 2005.

ABOUT ATARI

New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining franchises such as DRIVER(TM), The Matrix(TM), Stuntman(TM) and Test Drive(R); and mass-market and children's franchises such as Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), and Dragon Ball Z(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext - ISIN: FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

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SAFE HARBOR STATEMENT

With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target, GameStop and EB Games; delays in product development and related product release schedules; inability to secure capital; loss of our credit facility, adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2005 and our quarterly reports on Form 10-Q.

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

                               (Tables to Follow)

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                                      -4-


                          ATARI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    FOR THE THREE MONTHS
                                                                        ENDED JUNE 30,
                                                                   ------------------------
                                                                     2004           2005
                                                                   ---------      ---------
                                                                  (UNAUDITED)    (UNAUDITED)
Net revenues                                                       $ 108,124      $  24,199
Cost of goods sold                                                    50,864         18,417
                                                                   ---------      ---------
     Gross profit                                                     57,260          5,782
Research and product development                                      15,511         16,786
Selling and distribution expenses                                     16,707          7,002
General and administrative expenses                                    7,515          7,944
Restructuring expenses                                                    --          2,177
Depreciation and amortization                                          2,688          2,329
                                                                   ---------      ---------
     Operating income (loss)                                          14,839        (30,456)
Interest expense, net                                                   (174)           (48)
Other income                                                              18              9
                                                                   ---------      ---------
     Income (loss) before provision for income taxes                  14,683        (30,495)
Provision for income taxes                                               609             --
                                                                   ---------      ---------
Income (loss) from continuing operations                              14,074        (30,495)
(Loss) from discontinued operations of Humongous Entertainment        (2,018)        (2,322)
                                                                   ---------      ---------
NET INCOME (LOSS)                                                  $  12,056      $ (32,817)
Basic and diluted net income (loss) per share:
       Income (loss) from continuing operations                    $    0.12      $   (0.25)
       (Loss) from discontinued operations                             (0.02)         (0.02)
                                                                   ---------      ---------
          Net income (loss)                                        $    0.10      $   (0.27)
                                                                   =========      =========
Basic weighted average shares outstanding                            121,249        121,299
                                                                   =========      =========
Diluted weighted average shares outstanding                          121,334        121,299
                                                                   =========      =========

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                          ATARI, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                               MARCH 31,      JUNE 30,
                                                                                 2005           2005
                                                                               ---------      ---------
                                                                                             (UNAUDITED)

ASSETS
Current assets:
   Cash                                                                        $  10,433      $   5,846
   Receivables, net                                                               42,179         15,080
   Inventories, net                                                               25,209         19,200
   Income taxes receivable                                                         1,533            126
    Due from related parties                                                         248          1,078
   Prepaid expenses and other current assets                                      20,996         16,845
    Assets of discontinued operations                                              3,555          3,348
                                                                               ---------      ---------
     Total current assets                                                        104,153         61,523
Property and equipment, net                                                        8,289          7,815
Goodwill, net of accumulated amortization of $26,116 in both periods              70,224         70,224
Other intangible assets, net of accumulated amortization of $1,969 and
  $2,138, at March 31, 2005 and June 30, 2005, respectively                          731            562
Other assets                                                                       6,642          6,446
                                                                               ---------      ---------
     Total assets                                                              $ 190,039      $ 146,570
                                                                               =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                            $  27,756      $  19,063
   Accrued liabilities                                                            16,614         14,287
   Restructuring reserve                                                           1,885          2,514
   Royalties payable                                                              13,641         12,532
   Income taxes payable                                                              500            490
    Due to related parties                                                         5,421          5,761
    Liabilities of discontinued operations                                         2,685          2,987
                                                                               ---------      ---------
     Total current liabilities                                                    68,502         57,634
Deferred income                                                                      478            459
Other long-term liabilities                                                          392            264
                                                                               ---------      ---------
     Total liabilities                                                            69,372         58,357
                                                                               ---------      ---------
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $0.01 par value, 5,000 shares authorized, none issued
      or Outstanding                                                                  --             --
   Common stock, $0.01 par value, 300,000 shares authorized, 121,296 and
      121,307 shares issued and outstanding at March 31, 2005 and June 30,
      2005, respectively                                                           1,213          1,213
   Additional paid-in capital                                                    736,790        737,087
   Accumulated deficit                                                          (619,744)      (652,561)
   Accumulated other comprehensive income                                          2,408          2,474
                                                                               ---------      ---------
        Total stockholders' equity                                               120,667         88,213
                                                                               ---------      ---------
        Total liabilities and stockholders' equity                             $ 190,039      $ 146,570
                                                                               =========      =========

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                               SUPPLEMENTAL TABLE

                              Three Months Ended
                                   June 30,
                              ------------------
                               2004        2005
                              ------      ------
PUBLISHING REVENUE MIX
PC                             15.2%       60.5%
PlayStation 2                  46.8%       17.8%
GameCube                        1.9%       10.3%
Xbox                           23.0%        5.7%
Game Boy                       11.8%        4.7%
Nintendo DS                     0.0%        0.6%
PlayStation                     1.3%        0.4%